Exhibit 99.3

The instructions accompanying this Letter of Transmittal should be read carefully before this Letter of Transmittal is completed. This Letter of Transmittal is for depositing your common shares in connection with the proposed transaction involving PWC Capital Inc., its securityholders and Versabank.

LETTER OF TRANSMITTAL

FOR REGISTERED HOLDERS OF COMMON SHARES OF

PWC CAPITAL INC.

This letter of transmittal (the “Letter of Transmittal”) is for use by registered holders (“Shareholders”) of common shares (“PWC Common Shares”) of PWC Capital Inc. (“PWC”) in connection with a proposed transaction (the “Transaction”) involving, among others, PWC, its securityholders and VersaBank (“VersaBank”), as described in the notice of special meeting of holders of PWC Common Shares and management information circular (the “PWC Circular”) of PWC dated November 22, 2016, which is to be considered at a special meeting (the “PWC Common Shareholders Meeting”) of holders of PWC Common Shares scheduled to be held on December 30, 2016, or any adjournment(s) or postponement(s) thereof. Shareholders are referred to the PWC Circular, including the appendices attached thereto, and the joint disclosure booklet, that accompany this Letter of Transmittal. Capitalized terms used but not otherwise defined herein have the respective meanings ascribed thereto in the “Glossary of Terms” in the PWC Circular. You are encouraged to carefully review the PWC Circular in its entirety.

Pursuant to the Transaction, among other things, PWC will undertake a series of transactions, including, among other things: (i) the change of all of its outstanding Class B preferred shares (the “PWC Class B Preferred Shares”) into 152.266 PWC Common Shares per PWC Class B Preferred Share (other than PWC Class B Preferred Shares with respect to which PWC Class B Dissent Rights have been validly exercised) pursuant to amendments to the articles of PWC, and (ii) the exchange of each $1,000 of principal amount of 9% unsecured notes maturing October 16, 2018 of PWC (the “PWC Series C Notes”) for 7,468.211 PWC Common Shares (other than PWC Series C Notes with respect to which PWC Series C Dissent Rights have been validly exercised) pursuant to amendments to the PWC Series C Notes trust indenture dated as of October 13, 1998 between PWC and Computershare Trust Company of Canada (as successor to Montreal Trust Company of Canada), as has been amended. Following the series of transactions to be undertaken by PWC, PWC will amalgamate (the “Amalgamation”) with VersaBank under section 228 of the Bank Act (Canada), following which the amalgamated entity will continue as “VersaBank” (the “Bank”). Upon completion of the Amalgamation, each Shareholder will be entitled to receive, in exchange for each 54.508758 PWC Common Shares, one (1) common share of the Bank (a “Bank Common Share”) (other than PWC Common Shares with respect to which PWC Common Share Dissent Rights have been validly exercised).

THIS LETTER OF TRANSMITTAL IS ONLY INTENDED FOR USE BY REGISTERED HOLDERS OF PWC COMMON SHARES. IF YOU ARE A REGISTERED HOLDER OF PWC CLASS B PREFERRED SHARES AND/OR PWC SERIES C NOTES, PLEASE ALSO COMPLETE THE ACCOMPANYING LETTERS OF TRANSMITTAL INTENDED FOR USE BY SUCH HOLDERS.

No fractional Bank Common Shares will be issued to any Shareholders in connection with the Amalgamation. If a Shareholder is entitled to receive a fractional Bank Common Share pursuant to the Amalgamation, then the number of Bank Common Shares to which such Shareholder is entitled shall be rounded down to the next whole number and such Shareholder will not receive any consideration in lieu of such fractional share.

In order to receive the Bank Common Shares, Shareholders are required to deposit the certificate(s) representing the PWC Common Shares held by them with Computershare Investors Services Inc. (the “Depositary”). This Letter of Transmittal, properly completed and duly executed, together with all other required documents, must accompany all PWC Common Share certificates deposited with the Depositary pursuant to the Amalgamation. Shareholders whose PWC Common Shares are registered in the name of a broker, investment dealer, bank, trust company or other nominee should contact that nominee for assistance in depositing those PWC Common Shares.

The undersigned: (a) understands that whether or not the undersigned delivers the required documentation to the Depositary, as of the Effective Date, the PWC Common Shares will be exchanged for Bank Common Shares and the certificates representing PWC Common Shares will only represent the right to, subject to the ultimate expiry identified below, receive the consideration to which the undersigned is entitled under the Transaction; and (b) acknowledges and agrees that failure to surrender any certificates which, prior to the Effective Date, represented issued and outstanding PWC Common Shares with all other instruments required by this Letter of Transmittal, on or prior to the third anniversary of the Effective Date will result in a loss of any right to receive Bank Common Shares and any claim or interest of any kind or nature against PWC, the Bank or the Depositary.

TO:	PWC Capital Inc.
AND TO:	VersaBank
AND TO:	Bank
AND TO:	Computershare Investor Services Inc. (the “Depositary”)

The undersigned Shareholder hereby irrevocably deposits the PWC Common Shares held by the undersigned. Each Shareholder will receive, for 54.508758 PWC Common Shares, one (1) Bank Common Share.

In connection with the Transaction, the undersigned hereby deposits with the Depositary for exchange at the Effective Time, the enclosed certificate(s) representing PWC Common Shares, details of which are as follows: (please print)

Certificate Number(s)	Name(s) and Address(es) of Registered Holder(s)	Number of PWC Common Shares Deposited

TOTAL:

NOTE: If the space provided is insufficient, details may be listed on a separate schedule to this Letter of Transmittal.

It is understood that, upon receipt of this Letter of Transmittal duly completed and signed, of the certificate(s) representing the PWC Common Shares deposited herewith (the “Deposited Shares”) and any other required documents, and following the Effective Date, the Depositary will deliver to the undersigned, in accordance with the delivery instructions provided in Block B, a DRS Advice representing the Bank Common Shares that the undersigned is entitled to receive under the Transaction or hold such DRS Advice for pick-up in accordance with the instructions set out below, and the certificate(s) representing the Deposited Shares will forthwith be cancelled.

The undersigned holder of PWC Common Shares represents and warrants in favour of PWC and the Bank that: (i) the undersigned is the registered holder of the Deposited Shares; (ii) such Deposited Shares are owned by the undersigned free and clear of all mortgages, liens, charges, encumbrances, security interests and adverse claims; (iii) the undersigned has full power and authority to execute and deliver this Letter of Transmittal and to deposit, sell, assign, transfer and deliver the Deposited Shares and that, when the applicable number of Bank Common Shares are delivered, none of PWC or the Bank, or any affiliate thereof or successor thereto will be subject to any adverse claim in respect of such Deposited Shares; (iv) the Deposited Shares have not been sold, assigned or transferred, nor has any agreement been entered into to sell, assign or transfer any such Deposited Shares, to any other person; (v) the surrender of the Deposited Shares complies with all applicable laws; (vi) all information inserted by the undersigned into this Letter of Transmittal is complete, true and accurate; (vii) the undersigned will not transfer or permit to be transferred any of such Deposited Shares following the deposit hereof; (viii) the delivery of the applicable number of Bank Common Shares will discharge any and all obligations of PWC, the Bank and the Depositary with respect to the matters contemplated by this Letter of Transmittal; and (ix) the deposit of Deposited Shares pursuant to this Letter of Transmittal is irrevocable. These representations and warranties will survive the completion of the Transaction.

The undersigned surrenders to the Bank, effective at the Effective Time, all right, title and interest in and to the Deposited Shares and irrevocably appoints and constitutes the Depositary as lawful attorney of the undersigned, with full power of substitution, to deliver the certificate(s) representing the Deposited Shares on the books of PWC.

Except for any proxy deposited with respect to the vote on the PWC Common Shareholders Resolution in connection with the PWC Common Shareholders Meeting, the undersigned revokes any and all authority, other than as granted in this Letter of Transmittal, whether as agent, attorney-in-fact, proxy or otherwise, previously conferred or agreed to be conferred by the undersigned at any time with respect to the Deposited Shares and no subsequent authority, whether as agent, attorney-in-fact, proxy or otherwise, will be granted with respect to the Deposited Shares. The undersigned will, upon request, execute any signature guarantees or additional documents deemed by the Depositary to be reasonably necessary or desirable to complete the transfer of the Deposited Shares contemplated by this Letter of Transmittal. The undersigned agrees that all questions as to validity, form, eligibility (including timely receipts) and acceptance of any PWC Common Shares surrendered in connection with the Amalgamation will be determined by the Bank in its sole discretion and that such determination will be final and binding and acknowledges that there is no duty or obligation upon PWC, the Bank, the Depositary or any other person to give notice of any defect or irregularity in any such surrender of PWC Common Shares and no liability will be incurred by any of them for failure to give any such notice. The undersigned hereby acknowledges that the delivery of the Deposited Shares will be effected and the risk of loss to such Deposited Shares will pass only upon proper receipt thereof by the Depositary. Each authority conferred or agreed to be conferred by the undersigned in this Letter of Transmittal will survive the death, incapacity, bankruptcy or insolvency of the undersigned and any obligation of the undersigned hereunder will be binding upon the heirs, personal representatives, legal representatives, successors and assigns of the undersigned.

The undersigned instructs the Depositary to mail the DRS Advice representing the Bank Common Shares that the undersigned is entitled to pursuant to the Transaction, in exchange for the duly completed Letter of Transmittal and the Deposited Shares, as soon as practicable following the later of the Effective Date and the date of the deposit of the Letter of Transmittal and the certificates representing the Deposited Shares, together with all other required documents, with the Depositary, by first-class mail, postage prepaid, to the undersigned, or to hold such DRS Advice for pick-up, in accordance with the instructions given below. If the Transaction is not completed or proceeded with, the enclosed certificate(s) and all other ancillary documents will be returned as soon as possible to the undersigned in accordance with the instructions specified in Block D below, failing such instructions being specified, to the undersigned at the last address of the undersigned as it appears on the securities register of PWC. The undersigned understands and acknowledges that it will not receive the Bank Common Shares under the Transaction in respect of the Deposited Shares until the Transaction is completed and the certificate(s) representing the Deposited Shares owned by the undersigned are received by the Depositary at the address set forth on the back of this Letter of Transmittal, together with a duly completed Letter of Transmittal and such additional documents as the Depositary may require, and until the same are processed by the Depositary. The undersigned understands and acknowledges that under no circumstances will interest accrue or be paid in respect of the Deposited Shares in connection with the Transaction.

BLOCK A	BLOCK B
SPECIAL REGISTRATION INSTRUCTIONS

ISSUE A DRS ADVICE IN THE NAME OF:	SEND DRS ADVICE
(please print):	(Unless Block “C” is checked) TO:

(Name)	(Name)

(Street Address and Number)

(City and Province or State)	(Street Address and Number)

(Country and Postal (Zip) Code)

(Telephone — Business Hours)	(City and Province or State)

(Social Insurance or Social Security Number)	(Country and Postal (Zip) Code)

BLOCK C	BLOCK D
DELIVERY INSTRUCTIONS
☐ HOLD DRS ADVICE FOR PICK-UP	(in the event the Transaction is not completed)

☐ MAIL CERTIFICATES OF PWC COMMON
SHARES TO (please fill in address for mailing):

(Street Address and Number)

(City and Province or State)

(Country and Postal (Zip) Code)

☐ HOLD CERTIFICATES OF PWC COMMON SHARES FOR PICK-UP AT THE OFFICE OF THE DEPOSITARY

SHAREHOLDER SIGNATURE(S)

Signature guaranteed by	Dated: ,
(if required under Instruction 3)

Signature of Shareholder or authorized representative
Authorized Signature	(see Instructions 2 and 4)

Address
Name of Guarantor (please print or type)
Name of Shareholder (please print or type)

Address of Guarantor (please print or type)	Telephone No

Name of authorized representative, if applicable
(please print or type)

INSTRUCTIONS

1.                                      Use of the Letter of Transmittal

To receive Bank Common Shares upon completion of the Transaction, Shareholders must deposit with the Depositary (at any of the offices specified below), on or before the third anniversary of the Effective Date, a duly completed Letter of Transmittal together with the certificate(s) representing their PWC Common Shares.

Pursuant to the terms of the Transaction, any certificates formerly representing PWC Common Shares that are not deposited with the Depositary together with a duly completed Letter of Transmittal and any other documents the Depositary reasonably requires, on or before the third anniversary of the Effective Date, shall cease to represent a right or claim of any kind or nature and the right of the holder of certificates of PWC Common Shares to receive Bank Common Shares for such PWC Common Shares shall be deemed to be surrendered together with all dividends or distributions thereon held for such holder (less any applicable withholding tax).

The method used to deliver this Letter of Transmittal and any accompanying certificates representing the PWC Common Shares is at the option and risk of the holder, and delivery will be deemed effective only when such documents are actually received by the Depositary. PWC recommends that the necessary documentation be hand delivered to the Depositary, at the address set out on the back of this Letter of Transmittal, and a receipt obtained; otherwise the use of registered mail with return receipt requested, properly insured, is recommended. Delivery to an office other than the specified office does not constitute delivery for this purpose.

2.                                      Signatures

This Letter of Transmittal must be completed, dated and signed by the registered holder of the PWC Common Shares described above or by such registered holder’s duly authorized representative (in accordance with Instruction 4).

(a)                                 If this Letter of Transmittal is signed by the registered holder(s) of the accompanying certificate(s), such signature(s) on this Letter of Transmittal must correspond with the name(s) as registered or as written on the face of such certificate(s) without any change whatsoever, and the certificate(s) need not be endorsed. If such deposited certificate(s) is/are held of record by two or more joint holders, all such holders must sign this Letter of Transmittal.

(b)                                 If this Letter of Transmittal is signed by a person other than the registered holder(s) of the accompanying certificate(s), or if DRS Advice representing Bank Common Shares are to be issued to a person other then the registered holder(s);

(i)                                     such deposited certificate(s) must be endorsed or be accompanied by appropriate share transfer power(s) of attorney duly and properly completed by the registered holder(s); and

(ii)                                  the signature(s) on such endorsement or share transfer power(s) of attorney must correspond exactly to the name(s) of the registered holder(s) as registered or as appearing on the certificate(s) and must be guaranteed as noted in Instruction 3 below.

3.                                      Guarantee of Signatures

No signature guarantee is required on this Letter of Transmittal if it is signed by the registered holder(s) of the Deposited Shares deposited therewith, unless that Shareholder has completed Block A entitled “Special Registration Instructions”.

Where the Shareholder has completed Block A entitled “Special Registration Instructions”, all signatures on this Letter of Transmittal must be guaranteed by an Eligible Institution (as defined below) or in some other manner satisfactory to the Depositary (except that no guarantee is required if the signature is that of an Eligible Institution). See also Instruction 2.

An “Eligible Institution” means a Canadian Schedule I chartered bank, a major trust company in Canada, a member of the Securities Transfer Agents Medallion Program (STAMP), a member of the Stock Exchanges Medallion Program (SEMP) or a member of the New York Stock Exchange Inc. Medallion Signature Program (MSP). Members of these programs are usually members of a recognized stock exchange in Canada and the United States,  members of the Investment Industry Regulatory Organization of Canada, members  of  the Financial Industry Regulatory Authority or banks and trust companies in the United States.

4.                                      Fiduciaries, Representatives and Authorizations

Where this Letter of Transmittal is executed by a person as an executor, administrator, trustee or guardian or on behalf of a corporation, partnership or association or is executed by any other person acting in a representative or fiduciary capacity, such person should indicate such capacity when signing and this Letter of Transmittal must be accompanied by satisfactory evidence of their proof of appointment and authority to act. Any of PWC, the Bank, and the Depositary may, at their discretion, require additional evidence of appointment or authority or additional documentation.

5.                                      Miscellaneous

(a)                                 If the space on this Letter of Transmittal is insufficient to list all certificates for PWC Common Shares, additional certificate numbers and numbers of PWC Common Shares may be included on a separate signed list affixed to this Letter of Transmittal.

(b)                                 If PWC Common Shares are registered in different forms (e.g., “John Doe” or “J. Doe”), a separate Letter of Transmittal should be signed for each different registration.

(c)                                  No alternative, conditional or contingent deposits will be accepted and no fractional Bank Common Shares will be issued.

(d)                                 Additional copies of this Letter of Transmittal may be obtained from the Depositary at the office specified on the last page of this Letter of Transmittal.

(e)                                  The Bank reserves the right, if they so elect, in their absolute discretion, to instruct the Depositary to waive any defect or irregularity contained in any Letter of Transmittal received by the Depositary.

(f)                                   This Letter of Transmittal will be construed in accordance with, and be governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein.

(g)                                  The parties hereto confirm that it is their wish that this Letter of Transmittal as well as all other documents relating hereto, including notices, have been and shall be drawn up in English. Les parties aux présentes confirment leur consentement à ce que cette lettre d’envoi de même que tous les documents, ainsi que tout avis s’y rattachant, soient rédigés en anglais.

6.                                      Lost Certificates

If a share certificate has been lost or destroyed, this Letter of Transmittal should be completed as fully as possible and forwarded, together with an affidavit describing the loss, to the Depositary. The Depositary will respond with the replacement requirements, which must be properly completed and submitted in good order to the Depositary on or prior to the third anniversary of the Effective Date.

7.                                      Return of Certificates

If the Transaction is not completed for any reason, any certificate(s) of PWC Common Shares received by the Depositary along with any other ancillary documents will be returned as soon as possible to the undersigned in accordance with the delivery instructions in Block D above, or failing such instructions being specified, to the undersigned at the last address of the undersigned as it appears on the securities register of PWC.

8.                                      Privacy Notice

The Depositary is committed to protecting personal information. In the course of providing services, the Depositary receives non-public personal information about shareholders from transactions the Depositary performs, forms a shareholder may send to the Depositary or other communications the Depositary may have with a shareholder and its representatives. This information could include a shareholder’s name, address, social insurance number, securities holdings and other financial information. The Depositary uses this to administer a shareholder’s account, to better serve client needs and for other lawful purposes relating to its services. The Depositary has prepared a Privacy Code to tell shareholders more about its information practices and how their privacy is protected. It is available at the Depositary’s website, at www.computershare.com, or by writing to the Depositary at 100 University Avenue, 8th Floor, Toronto, Ontario, M5J 2Y1. The Depositary will use any information a Shareholder provides with this Letter of Transmittal in order to process a Shareholder’s request and will consider a Shareholder’s submission of this Letter of Transmittal as its consent to the above.

OFFICES OF THE DEPOSITARY,

COMPUTERSHARE INVESTOR SERVICES INC.

By Mail:

P.O. Box 7021

31 Adelaide St. E.

Toronto, Ontario

M5C 3H2

Attn: Corporate Actions

By Registered Mail, Hand or Courier:

100 University Avenue

8th Floor

Toronto, Ontario

M5J 2Y1

Attn: Corporate Actions

Telephone:
1-800-564-6253

E-Mail:

corporateactions@computershare.com

Any questions and requests for assistance may be directed by Shareholders to the Depositary at the telephone number or email address set out above.